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                          Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 15, 1999 with respect to the financial statements of Farm Bureau Life Annuity Account and February 15, 1999 with respect to the financial statements of Farm Bureau Life Insurance Company, in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 33-67538) and related Prospectus of Farm Bureau Life Annuity Account dated May 1, 1999.

Our audits also included the financial statement schedules of Farm Bureau Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financials statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                  /s/ Ernst & Young LLP

Des Moines, Iowa
April 26, 1999